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                             BARNESANDNOBLE.COM LLC

                           DEFERRED COMPENSATION PLAN


                        Effective as of November 1, 1998


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Prior to November 1, 1998, Barnes & Noble, Inc. ("B&N") maintained the Barnes &
Noble, Inc. Deferred Compensation Plan (the "Prior Plan") for the eligible employees of B&N and its subsidiaries.

Effective as of October 31, 1998, B&N and Bertelsmann, A.G. entered into an agreement to form a joint venture, barnesandnoble.com LLC (the "Agreement"). Pursuant to terms of the Agreement, all employees of Barnes & Noble. Com, Inc. were transferred to the employ of barnesandnoble.com LLC (the "Company").

Under the terms of the Agreement, the Company agreed to establish a new nonqualified deferred compensation plan to cover eligible employees of the Company or any of its subsidiaries.

The Company also agreed under the Agreement to accept a transfer of the account balances maintained under the Prior Plan on behalf of the employees of the Company who immediately prior to November 1, 1998 were employees of B&N. Accordingly, the Company adopted, as of November 1, 1998, the barnesandnoble.com LLC Deferred Compensation Plan (the "Plan") as a new plan and as an amendment and continuation of the Prior Plan.

All benefits payable under the Plan, which constitutes a nonqualified, unfunded deferred compensation plan for select group of management or highly-compensated employees under Title I of ERISA shall be paid out of general assets of the Company. The Company may establish and fund a trust in order to aid it in providing benefits due under the Plan.


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                BARNESANDNOBLE.COM LLC DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                         Page

Article

        INTRODUCTION

        1.     DEFINITIONS..................................................1

        2.     PARTICIPATION................................................3

        3.     DEFERRALS ...................................................5

        4.     MAINTENANCE OF ACCOUNTS......................................8

        5.     PAYMENT OF BENEFITS.........................................10

        6.     AMENDMENT OR TERMINATION....................................14

        7.     GENERAL PROVISIONS..........................................15

        8.     ADMINISTRATION..............................................20

        9.     SIGNATURE AND VERIFICATION..................................21


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                             ARTICLE 1. DEFINITIONS

1.01 "Administrative Committee" shall mean the person or persons appointed by the Compensation Committee of the Board of Directors to administer the Plan as provided in Section 8.01.

1.02 "Associated Company" shall mean (a) any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company, (b) any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company, (c) any member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and (d) any other entity required to be aggregated with the Company pursuant to final or temporary regulations under Code Section 414(o).

1.03 "Base Salary" shall mean the annual base fixed compensation paid periodically during the calendar year, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Code Section 401(k) and its applicable regulations) or under a "cafeteria plan" (as defined under Code Section 125 and its applicable regulations) and any deferrals under Article 3, but excluding any overtime, bonuses, or any other form of compensation; except to the extent otherwise deemed "Base Salary" for purposes of the Plan under rules as are adopted by the Compensation Committee.

1.04 "Beneficiary" shall mean the person or persons designated by a Participant pursuant to the provisions of Section 5.06 in a time and manner determined by the Administrative Committee to receive the amounts, if any, payable under the Plan upon the death of the Participant.

1.05 "Bonus" shall mean the cash amount, if any, awarded to an employee of the Company under the Company's executive bonus program, or other compensation program approved by the Compensation Committee as a bonus hereunder.

1.06 "Board of Directors" or "Board" shall mean the Board of Managers of the Corporation, as from time to time constituted, or such body or entity that succeeds to the authority of the Board of Managers.

1.07 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.08 "Company" shall mean the Corporation, and any successor thereto, with respect to its employees and any Associated Company authorized by the Compensation Committee to participate in the Plan, with respect to their employees.

1.09 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors.

1.10 "Corporation" shall mean barnesandnoble.com LLC or any successor by merger, purchase, or otherwise.


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1.11    "Deferral Account" shall mean the bookkeeping account maintained for each Participant to record the amount of Base Salary and/or Bonus such Participant has elected to defer in accordance with Article 3, adjusted pursuant to Article 4.

1.12 "Deferral Agreement" shall mean the completed agreement, including any amendments, attachments and appendices thereto, in such form approved by the Administrative Committee, between an Eligible Executive and the Company, under which the Eligible Executive agrees to defer a portion of his Base Salary and/or Bonus under the Plan.

1.13 "Deferrals" shall mean the amount of deferrals credited to a Participant pursuant to Section 3.02.

1.14    "Effective Date" shall mean November 1, 1998.

1.15    "Employee" shall mean any person who is employed by the Company.

1.16 "Eligible Executive" shall mean an Employee of the Company who is eligible to participate in the Plan as provided in Section 2.01.

1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.18 "Participant" shall mean, except as otherwise provided in Article 2, each Eligible Executive who has executed a Deferral Agreement pursuant to the requirements of Section 2.02 and is credited with an amount under
        Section 3.03.

1.19 "Plan" shall mean the barnesandnoble.com LLC Deferred Compensation Plan as set forth in this document and any appendices thereto, as it may be amended from time to time.

1.20 "Plan Year" shall mean the 12-month period commencing on any January 1; provided, however, that the first Plan Year shall commence on November 1, 1998 and end on December 31, 1998.

1.21 "Prior Plan" shall mean the Barnes & Noble, Inc. Deferred Compensation Plan as in effect on October 31, 1998.

1.22 "Reporting Date" shall mean any day on which the New York Stock Exchange is open.

1.23 "Retirement" shall mean any termination of employment by an Eligible Executive (i) after the date the Eligible Executive has attained age 55 and has completed five "Years of Service" (as such term is defined under the barnesandnoble.com LLC Retirement Plan as in effect on the date of such termination) or (ii) as a result of his "Total and Permanent Disability" (as such term is defined under the Barnes & Noble, Inc. 401(k) Savings Plan as in effect on the date of such termination).

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                            ARTICLE 2. PARTICIPATION


2.01    Eligibility

(a) An Employee whose Base Salary as of October 1 of a calendar year exceeds $130,000, shall be an Eligible Executive with respect to the Plan Year following such calendar year and thereby eligible to participate in this Plan and execute a Deferral Agreement authorizing Deferrals under this Plan with respect to his Base Salary or Bonus which would otherwise be payable in the Plan Year following such October 1.

(b) An Employee who is first employed or reemployed after October 1 of a calendar year, and whose Base Salary on such employment or reemployment date, whichever is applicable, exceeds $130,000 shall be an Eligible Executive with respect to the following Plan Year and thereby eligible to participate in the Plan with respect to his Base Salary or Bonus which is otherwise paid in the Plan Year following his date of employment or reemployment, whichever is applicable.

(c) Notwithstanding the foregoing, an Employee who was an Eligible Executive under the Prior Plan as of October 31, 1998 and who became an Employee of the Corporation on November 1, 1998 shall be an Eligible Executive with respect to the first Plan Year which commences November 1, 1998 and thereby eligible to participate in the Plan with respect to such Plan Year, subject to the provisions of Section 3.01(a)(v).

(d) Notwithstanding the foregoing, an Employee who is first employed or reemployed on or after January 1, 1999 and whose Base Salary on such date of employment or reemployment, whichever is applicable, exceeds $130,000 shall be an Eligible Executive with respect to the Plan Year in which his date of employment or reemployment occurs and thereby eligible to participate in the Plan with respect to such Plan Year, subject to the provisions of Section 3.01(a)(v).

2.02    In General

(a) An individual who is determined to be an Eligible Executive with respect to a Plan Year and who desires to have deferrals credited on his behalf pursuant to Article 3 for such Plan Year must execute a Deferral Agreement with the Administrative Committee authorizing Deferrals under this Plan for such year in accordance with the provisions of Sections
        3.01 and 3.02.

(b) The Deferral Agreement shall be in writing and be properly completed upon a form approved by the Administrative Committee, which shall be the sole judge of the proper completion thereof. Such Deferral Agreement shall provide, subject to the provisions of Section 3.02, for the deferral of a portion of the Eligible Executive's Base Salary and/or Bonus earned after the effective date of the election and shall include such other provisions as the Administrative Committee deems appropriate.

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2.03    Termination of Participation

(a) Participation shall cease when all benefits to which a Participant is entitled to hereunder are distributed to him.

(b) If a former Participant who has terminated employment with the Company and whose participation in the Plan ceased under Section 2.03(a) is reemployed as an Eligible Executive, the former Participant may again become a Participant in accordance with the provisions of Section 2.01.

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                              ARTICLE 3. DEFERRALS

3.01    Filing Requirements

(a)     (i)    Prior to the close of business on October 1 of any Plan Year commencing on or after the Effective Date, an Employee who is determined to be an Eligible Executive on the basis of his Base
               Salary on such October 1 in accordance with Section 2.01(b) may elect, subject to Section 3.02(a), to defer a portion of his Base
               Salary that is otherwise earned and payable in the Plan Year following such October 1 and/or a portion of his Bonus otherwise payable in the Plan Year following such October 1 by filing a Deferral Agreement with the Administrative Committee.

        (ii) In the event October 1 does not fall on a business day, such filing must be made by the close of business on the next business day.

        (iii) Notwithstanding the foregoing, if an Employee becomes an Eligible Executive with respect to a Plan Year pursuant to the provisions of Section 2.01(b) he may elect, subject to Section 3.02(a), to defer a portion of his Base Salary or Bonus which would otherwise be payable in the Plan Year next following his date of employment or reemployment, by filing a Deferral Agreement with the Administrative Committee prior to the close of business on the tenth business day following the date of his employment or reemployment, whichever is applicable; provided, however that the Bonus may be deferred only if the amount otherwise payable in that year has not already been determined by appropriate action of the Company.

        (iv) Notwithstanding the foregoing, if an Employee becomes an Eligible Executive with respect to the first Plan Year which commences November 1, 1998, pursuant to the provisions of Section 2.01(c), any deferral agreement in effect under the Prior Plan with respect to the 1998 calendar year shall continue to be in effect for the first Plan Year with respect to any Base Salary or Bonus that is otherwise earned and payable to said Eligible Executive in said first Plan Year.

        (v) Notwithstanding the foregoing, if an Employee becomes an Eligible Executive with respect to a Plan Year pursuant to the provisions of Section 2.01(d) he may elect, subject to Section 3.02(a), to defer a portion of his Base Salary or Bonus otherwise payable in that Plan Year by filing a Deferral Agreement with the Administrative Committee prior to the close of business on the tenth business day following the date of his employment or reemployment, whichever is applicable. Such Deferral Agreement shall be effective only with respect to Base Salary and Bonus otherwise payable to the Eligible Executive commencing with the first practicable payroll period following the Administrative Committee's receipt of the Deferral Agreement; provided however, Bonus may only be deferred if the Bonus otherwise payable in that Plan Year has not already been determined by appropriate action of the Company.

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(b)     A Participant's election to defer a portion of Base Salary or Bonus for any Plan Year shall become irrevocable on the last day the deferral of such Base Salary or Bonus may be elected under Section 3.01(a). A Participant may revoke or change his election to defer a portion of Base Salary or Bonus at any time prior to the date the election becomes irrevocable. Any such revocation or change shall be made in a form and manner determined by the Administrative Committee.

(c) Except as otherwise provided in Section 3.01(a)(v), a Participant's Deferral Agreement shall apply only with respect to Base Salary earned in the calendar year following the calendar year in which the Deferral Agreement is filed with the Administrative Committee under Section 3.01(a). A Participant's Deferral Agreement shall only apply to a Bonus determined after the Deferral Agreement is filed with the Administrative Committee under Section 3.01(a). Subject to the provisions of Section 3.02, an Eligible Executive must file, in accordance with the provisions of Section 3.01(a), a new Deferral Agreement for each Plan Year the Eligible Executive is eligible for and elects to defer a portion of Bonus or Base Salary.

(d) If a Participant ceases to be an Eligible Executive on the basis of his Base Salary as of October 1 of a calendar year but continues to be employed by the Company, he shall continue to be a Participant and his Deferral Agreement currently in effect for the Plan Year in which such October 1 occurs shall remain in force for the remainder of such Plan Year, but such Participant shall not be eligible to defer any portion of his Base Salary or Bonus earned in a subsequent Plan Year until such time as he shall once again become an Eligible Executive.

3.02    Amount of Deferral

(a)     (i)    An Eligible Executive may defer for any Plan Year a specified dollar amount of his Base Salary otherwise earned and payable in that Plan Year, provided such amount is not less than $5,000 and does not exceed 50% of his Base Salary payable in that Plan Year.

        (ii) An Eligible Executive may defer for any Plan Year a specified dollar amount of his Bonus otherwise payable in that Plan Year, provided such amount is not less than $2,500 and does not exceed 100% of his Bonus payable in that Plan Year.

(b) The Administrative Committee may establish other maximum or minimum limits on the amount of Base Salary or Bonus which may be deferred and/or the timing of such deferral. Eligible Executives shall be given written notice of any such limits at least ten business days prior to the date they take effect.

(c)     Notwithstanding anything in this Plan to the contrary, if an Eligible
        Executive:

        (i) receives a withdrawal of deferred cash contributions on account of hardship from any plan which is maintained by the Company and which meets the requirements of Code Section 401(k) (or any successor thereto); and

        (ii) is precluded from making contributions to such 401(k) plan for at least 12 months after receipt of the hardship withdrawal;

        no amounts shall be deferred under this Plan under the Eligible Executive's Deferral Agreement with respect to Base Salary or Bonus until such time as the Eligible Executive is again permitted to contribute to such 401(k) plan. Any Base Salary or Bonus payment which would have been deferred pursuant to a Deferral Agreement but for the application of this Section 3.02(c) shall be paid to the Eligible Executive as if he had not entered into the Deferral Agreement.

3.03    Crediting to Deferral Account

        The amount of Deferrals shall be credited to such Participant's Deferral Account no later than the first business day of the first calendar month following the date the Base Salary or Bonus would have been paid to the Participant in the absence of a Deferral Agreement.

3.04    Vesting

        A Participant shall at all times be 100% vested in his Deferral Account.

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                       ARTICLE 4. MAINTENANCE OF ACCOUNTS

4.01    Adjustment of Account

(a) As of each Reporting Date, each Deferral Account shall be credited or debited with the amount of earnings or losses with which such Deferral Account would have been credited or debited, assuming it had been invested in one or more investment funds, or earned the rate of return of one or more indices of investment performance, designated by the Administrative Committee and elected by the Participant pursuant to
        Section 4.02 for purposes of measuring the investment performance of his Deferral Account.

(b) The Administrative Committee shall designate at least one investment fund or index of investment performance and may designate other investment funds or investment indices to be used to measure the investment performance of a Participant's Deferral Account. The designation of any such investment funds or indices shall not require the Company to invest or earmark their general assets in any specific manner. The Administrative Committee may change the designation of investment funds or indices from time to time, in its sole discretion, and any such change shall not be deemed to be an amendment affecting Participants' rights under Section 6.02. The Administrative Committee shall provide Participants with an advance notice of any changes in the designation of investment funds or indices.

4.02    Investment Performance Elections

        In the event the Administrative Committee designates more than one investment fund or index of investment performance under Section 4.01, each Participant shall file an investment election with the Administrative Committee with respect to the investment of his Deferral Account within such time period and on such form as the Administrative Committee may prescribe. The election shall designate the investment fund or funds or index or indices of investment performance which shall be used to measure the investment performance of the Participant's Deferral Account.

4.03    Changing Investment Elections

(a) A Participant may change his election of the investment fund or funds or index or indices of investment performance used to measure the future investment performance of his future Deferrals within such time periods and in such manner prescribed by the Administrative Committee. The election shall be effective as soon as administratively practicable after the date on which the notice is timely filed.

(b) A Participant may change his election of investment funds or index or indices of investment performance used to measure the future investment performance of his existing account balance within such time periods and in such manner prescribed by the Administrative Committee. The election shall be effective as soon as administratively practicable after the date on which the notice is timely filed.



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4.04    Individual Accounts

        The Administrative Committee shall maintain, or cause to be maintained on its books, records showing the individual balance of each Participant's Deferral Account. At least once a calendar quarter each Participant shall be furnished with a statement setting forth the value of his Deferral Account.

4.05    Valuation of Accounts

(a) The Administrative Committee shall value or cause to be valued each Participant's Deferral Account on each Reporting Date. On each Reporting Date there shall be allocated to the Deferral Account of each Participant the appropriate amount determined in accordance with Section 4.01.

(b) Whenever an event requires a determination of the value of Participant's Deferral Account, the value shall be computed as of the Reporting Date coincident with, or immediately following, the date of the event.

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                         ARTICLE 5. PAYMENT OF BENEFITS

5.01    Commencement of Payment

(a) The distribution of the portion of Participant's Deferral Account attributable to deferrals of Base Salary or Bonus for each Plan Year made pursuant to the Deferral Agreement applicable to such Plan Year shall commence, pursuant to Section 5.02, on or as soon as practicable after the occurrence of one of the following events, as designated by the Participant on such Deferral Agreement:

        (i)    the month following the Participant's Retirement;

        (ii)   the month following the Participant's termination of employment;
               or

        (iii) the beginning of a designated year not later than the year in which the Participant would attain age 70 1/2.

        In the event a Participant elects (iii) above, he may not elect a year that commences less than three (3) full calendar years subsequent to the calendar year in which the amount is first treated as being credited to the Participant's Deferral Account.

(b) Notwithstanding the foregoing, in the event a Participant terminates employment or retires prior to the designated distribution event date elected pursuant to paragraph (a)(iii) above, the distribution of his entire Deferral Account shall commence, pursuant to Section 5.02, as soon as practicable after the month following his termination of employment or Retirement.

(c) A Participant shall not change his designation of the event which entitles him to distribution of any portion of his Deferral Account, except as otherwise provided in Section 5.03.

(d) Commencement of payment with respect to any amounts transferred to the Plan from the Prior Plan shall be governed by the Participant's election made under the Prior Plan with respect to said transferred amounts, unless otherwise provided in Section 5.03.

5.02    Method of Payment

(a) Except as otherwise provided in the second and third sentences of this paragraph (a) and paragraph (b) below, the distribution of the portion of the Participant's Deferral Account attributable to deferrals of Base Salary or Bonus made pursuant to a particular Deferral Agreement shall be made in cash in a single lump sum. However, with respect to a Participant who elects payments to commence pursuant to Section 5.01(a)(i), at the time such Participant makes an election of a distribution event date under Section 5.01 the Participant may also elect that the portion of his Deferral Account attributable to deferrals of Base Salary or Bonus made pursuant to Deferral Agreements for Plan Years commencing prior to January 1, 1999 shall be made payable as of such distribution event date in ratable annual cash installments for a period of years, not to exceed 15 years, designated by the Participant on his Deferral Agreement instead of in a single lump sum cash payment. Effective as of September 1, 1998, if a Participant elects to commence payments of the portion of his Deferral Account attributable to deferrals of Base Salary or Bonus applicable to a Plan Year commencing on or after January 1, 1999 pursuant to Section 5.01(a)(i), such Participant may also elect at the time he makes an election of a distribution event date under Section 5.01 regarding a deferral of Base Salary or Bonus made pursuant to a Deferral Agreement applicable to a Plan Year commencing on or after January 1, 1999 to have the portion of his Deferral Account attributable to such deferral payable as of such distribution event date in ratable annual installments for a period of years, not to exceed 15 years, as designated by the Participant on his Deferral Agreement, instead of in a single lump sum cash payment.

        During an installment payment period, the Participant's Deferral Account shall continue to be credited with earnings or losses as described in
        Section 4.01. The first installment or lump sum payment shall be made as soon as administratively practicable following the Reporting Date coincident with or preceding the applicable distribution event date designated pursuant to Section 5.01 or 5.03. However, in the event payment is to be made pursuant to Section 5.01(b), the lump sum payment shall be made as soon as administratively practicable following the Reporting Date coincident with or next following the Participant's termination of employment or date of Retirement, if earlier. Subsequent installments, if any, shall be paid as soon as practicable following the beginning of the following calendar year and each subsequent year of the installment period. The amount of each installment shall equal the balance of the portion of the Participant's Deferral Account subject to such installment payment option as of each Reporting Date of determination divided by the number of remaining installments (including the installment being determined).

(b) If a Participant dies before payment of the entire balance of his Deferral Account, an amount equal to the unpaid portion thereof as of the date of his death shall be payable in one lump sum to his Beneficiary as soon as practicable after the Reporting Date coincident with or next following the Participant's date of death.

(c) A Participant shall not change his method of payment, except as otherwise provided in Section 5.03.

(d) The method of payment with respect to amounts transferred to this Plan from the Prior Plan shall be governed by the Participant's election made under the Prior Plan with respect to said transferred amounts, unless otherwise provided in Section 5.03.

5.03    Change of Distribution Election

        A Participant may change his elections under Section 5.01 or Section
        5.02 at any time by duly completing, executing, and filing with the Administrative Committee a new election on an appropriate form designated by the Administrative Committee; provided however, that for any such change of election to be effective, a full calendar year must pass between the calendar year during which the Participant duly makes the change of election and the calendar year during which any portion of the Participant's Deferral Account is first to become payable after taking the change of election into account.

5.04    Withdrawals

(a) Subject to approval by the Administrative Committee and the provisions of paragraph (b) below, at any time before the total amount of a Participant's Deferral Account is distributed from the Plan in accordance with the foregoing provisions of this Article 5, a Participant who is in active service may elect to withdraw all or any fixed dollar portion of the amount of his Deferral Account by duly completing, executing, and filing with the Administrative Committee the appropriate form designated by the Administrative Committee. The withdrawal payment to the Participant shall be made in a lump sum as soon as practicable after the Reporting Date coincident with or next following the date the corresponding withdrawal request is duly approved by the Administrative Committee.

(b) In the event the Administrative Committee approves a Participant's withdrawal request, then the Participant shall be subject to a forfeiture penalty of 10 percent of the amount of the withdrawal, unless the Participant proves to the Compensation Committee with such evidence as the Compensation Committee may deem appropriate that the withdrawal request is occasioned by severe financial hardship. In the event such Participant incurs a forfeiture penalty under this Section 5.04(b), such amount shall be permanently forfeited and debited from the Participant's Deferral Account by the Company at the time the withdrawal payment is made to the Participant, and any such amounts forfeited and debited from the Participant's Deferral Account shall, in no event and in no manner, be ever again credited to the individual under this Plan.

5.05    Tax Increases

        Notwithstanding the provisions of Sections 5.01 and 5.03, in the event a Participant's Deferral Account is being paid in installment payments under Section 5.02, and during said payout period Federal personal income tax rates for the highest marginal tax rate are scheduled to increase by 5 or more percentage points, at the direction of the Compensation Committee, any remaining installment payments to be paid after the effective date of such increase shall be paid in one lump sum prior to said effective date.

5.06    Designation of Beneficiary

        Each Participant shall file with the Administrative Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death pursuant to Section 5.02(b). A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. The last such designation received by the Administrative Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, the Participant's surviving spouse, if any, shall be deemed to have been designated his Beneficiary, otherwise the Participant's estate shall be deemed to have been designated as his Beneficiary, and shall receive the payment of the amount, if any, payable under the Plan upon his death.

5.07    Debiting Accounts

        Any amounts debited from a Participant's Deferral Account by reason of a distribution, withdrawal, or otherwise under this Article 5, shall be debited from the Participant's Deferral Account and the investment options under which such amount is credited, and such other accounts, subaccounts, options, or other allocations in the same proportion that the Participant's entire Deferral Account is credited at the time such debit is made, as determined by the Administrative Committee.

                       ARTICLE 6. AMENDMENT OR TERMINATION

6.01    Right to Terminate

        The Corporation may, by action of the Board of Directors, terminate this Plan and the related Deferral Agreements at any time. In the event the Plan and related Deferral Agreements are terminated, each Participant or Beneficiary shall receive a single sum payment in cash equal to the balance of the Participant's Deferral Account. The single sum payment shall be made as soon as practicable following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Participant or Beneficiary under this Plan.

6.02    Right to Amend

        The Compensation Committee may amend or modify this Plan and the related Deferral Agreements in any way either retroactively or prospectively; provided, however, no amendment or modification shall reduce the balance of a Participant's Deferral Account as of the date of such amendment or modification, as adjusted pursuant to Article 4. Notwithstanding the foregoing, a change in any investment fund or index under Section 4.01 shall not be deemed to adversely affect any Participant's rights to his Deferral Account.

                          ARTICLE 7. GENERAL PROVISIONS

7.01    Funding

(a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid by a grantor trust established pursuant to paragraph (b) below. The Administrative Committee may decide that a Participant's Account may be reduced to reflect allocable administrative expense.

(b) The Corporation may, for administrative reasons, establish a grantor trust for the benefit of Participants participating in the Plan. The assets of said trust will be held separate and apart from other Corporation funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

        (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

        (ii) the Corporation shall be treated as "grantor" of said trust for purposes of Code Section 677; and

        (iii) said trust agreement shall provide that its assets may be used to satisfy claims of the Corporation's general creditors, and the rights of such general creditors are enforceable by them under federal and state law.

7.02    No Contract of Employment

        The Plan is not a contract of employment and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat him without regard to the effect which such treatment might have upon him under this Plan. Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of this Plan and all Deferral Agreements entered into pursuant thereto.

7.03    Unsecured Interest

        Neither the Company nor the Compensation Committee nor the Administrative Committee in any way guarantees the performance of the investment funds or indices a Participant may designate under Article 4. No special or separate fund shall be established, and no segregation of assets shall be made, to assure the payments thereunder. No Participant hereunder shall have any right, title, or interest whatsoever in any specific assets of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

7.04    Facility of Payment

        In the event that the Administrative Committee shall find that a Participant or Beneficiary is unable to care for his affairs because of illness or accident or is a minor or has died, the Administrative Committee may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid on his behalf to his spouse, a child, a parent or other blood relative, and any such payment so made shall thereby be a complete discharge of the liability of the Plan for that payment.

7.05    Withholding Taxes

        The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

7.06    Nonalienation

        Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of a person entitled to such benefits.

7.07    Mergers/Transfers

(a) This Plan shall be binding upon and inure to the benefit of the Company and its successors and assignees and the Participant, his designees and his estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

(b) Notwithstanding any Plan provisions to the contrary, at the discretion and direction of the Corporation, liabilities with respect to benefits accrued by a Participant under a Plan maintained by such Participant's former employer may be transferred to this Plan and upon such transfer become the obligation of the Company.

7.08    Limitation of Liability

        The Company, the members of the Compensation Committee and of the Administrative Committee, and any officer, employee or agent of the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act or failure to act, made in good faith in relation to this Plan.

7.09    Indemnification

        The Company, the members of the Compensation Committee and of the Administrative Committee, and the officers, employees and agents of the Company shall, unless prohibited by any applicable law, be indemnified against any and all liabilities arising by reason of any act or failure to act in relation to the Plan including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan, amounts paid in any compromise or settlement relating to the Plan and any civil penalty or excise tax imposed by any applicable statute, if:

        (a)    the act or failure to act shall have occurred

               (i) in the course of the person's service as an officer, employee or agent of the Company or as a member of the Compensation Committee or of the Administrative Committee,

               (ii) in connection with a service provided with or without charge to the Plan or to the Participants or Beneficiaries of the Plan, if such service was requested by the Compensation Committee or the Administrative Committee; and

        (b) the act or failure to act is in good faith and in, or not opposed to, the best interests of the Company.

        This determination shall be made by the Corporation and, if such determination is made in good faith and not arbitrarily or capriciously, shall be conclusive.

        The foregoing indemnification shall be from the assets of the Company. However, the Company's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage under a policy maintained by the Company or any other person, or other source of indemnification.

7.10    Claims Procedure

(a)     Submission of Claims

        Claims for benefits under the Plan shall be submitted in writing to the Administrative Committee or to an individual designated by the Administrative Committee for this purpose.

(b)     Denial of Claim

        If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth the following:

        (i)    the specific reason or reasons for the denial;

        (ii) specific reference to pertinent Plan provisions on which the denial is based;

        (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

        (iv)   an explanation of the Plan's claim review procedure.

        If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

        If the claim has not been granted and written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c)     Claim Review Procedure

               The claimant or his authorized representative shall have 60 days after the earlier of (i) receipt of written notification of denial of a claim or (ii) expiration of the 90-day period (or any extended period up to 180 days pursuant to Section 7.10(b)) following the date on which the claim is filed, to request a review of the denial by making written request to the Administrative Committee, and may review pertinent documents and submit issues and comments in writing within such 60-day period.

        Not later than 60 days after receipt of the request for review, the Administrative Committee shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Administrative Committee shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

(d)     Exhaustion of Remedy

        No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this Section.

7.11    Acceleration of Payment

        Notwithstanding any other provision of the Plan to the contrary, the Company shall make payments hereunder to a Participant before such payments are otherwise due if it determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Participant or Beneficiary, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves a Participant or Beneficiary, that a Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plan before they are paid to him.

7.12    Payment of Expenses

        All administrative expenses of the Plan and all benefits under the Plan shall be paid from the general assets of the Company, except as otherwise may be provided herein.

7.13    Construction

(a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and therefore exempt from the requirements of parts 2, 3 and 4 of Subtitle B of Title I of ERISA (pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), and all rights hereunder shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable federal laws.

(b)     The masculine pronoun shall mean the feminine wherever appropriate.

(c) The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

(d) Article or Section references herein shall mean references to such Articles or Sections as contained herein, unless otherwise indicated.

                            ARTICLE 8. ADMINISTRATION

8.01

(a) The Administrative Committee shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it to properly carry out such responsibilities, including, but not limited to, the power to interpret the Plan and any related documents, to establish procedures for making any elections called for under the Plan, to make factual determinations regarding any and all matters arising hereunder, including, but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan, the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and the right to resolve all interpretive, equitable or other questions arising under the Plan. The decisions of the Administrative Committee on all matters shall be final, binding and conclusive on all persons to the extent permitted by law. The Administrative Committee may appoint one or more individuals and delegate such of its power and duties described herein as it deems desirable to any such individuals as to any matter within the jurisdiction of such delegations.

(b) To the extent permitted by law, all agents and representatives of the Administrative Committee shall be indemnified by the Company and saved harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.

                      ARTICLE 9. SIGNATURE AND VERIFICATION

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed as of the 1st day of November, 1998.

                                       ---------------------------------------



                                       ---------------------------------------



Attest:
        ---------------------